SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

February 23, 2004

Date of Report (date of earliest event reported)

CELERITEK, INC.

(Exact name of Registrant as specified in its charter)

California	0-23576	77-0057484

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3236 Scott Boulevard
Santa Clara, California 95054

(Address of principal executive offices)

(408) 986-5060

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

     On February 18, 2004, Celeritek, Inc. (the “Company”) dismissed Ernst & Young, LLP (“E&Y”) as its independent auditors, upon recommendation and approval of the Audit Committee of the Company’s Board of Directors.

     The audit reports issued by E&Y for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended March 31, 2002 and March 31, 2003 and through February 18, 2004, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in their report on the Company’s financial statements for such years.

     No reportable event described in Item 304(a)(1)(v) of Regulation S-K occurred during the Company’s two most recent fiscal years ended March 31, 2002 and March 31, 2003.

     On February 18, 2004, the Company approved the engagement of BDO Seidman, LLP (“BDO”) to audit the Company’s financial statements as of and for the fiscal year ended March 31, 2004. The Audit Committee of the Board of Directors determined to engage BDO earlier in February. The Company’s shareholders will be asked at the 2004 annual meeting to appoint BDO as the Company’s independent auditors for fiscal year 2005.

     During the Company’s two most recent fiscal years ended March 31, 2002 and March 31, 2003 and through February 18, 2004, the Company did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The Company has provided E&Y with a copy of the foregoing disclosures and has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not E&Y agreed with the above statements. E&Y furnished such a letter, dated February 23, 2004, and a copy is attached as Exhibit 16.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

16.1	Letter dated February 23, 2004 from Ernst & Young, LLP to the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.

Date: February 23, 2004	By:	/s/ Margaret E. Smith

Margaret E. Smith
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter dated February 23, 2004 from Ernst & Young, LLP to the Securities and Exchange Commission.